Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Metalink Ltd. pertaining to the 2003 Share Option Plan, of our report, dated January 26, 2005, with respect to the consolidated financial statements of Metalink Ltd. for the year ended December 31, 2004 included in its Annual Report on Form 20-F, and filed with the Securities and Exchange Commission.

/s/ BRIGHTMAN ALMAGOR & CO
Certified Public Accountants (Israel)
A member of Deloitte Touche Tohmatsu

December 28, 2005